Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Registration Statement
Under
The Securities Act of 1933

Raymond James Financial, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	59-1517485 (IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, Florida 33716 (Address of Principal Executive Offices, Zip Code)

Raymond James Financial, Inc. Amended and Restated 2003 Employee Stock Purchase Plan (Full title of the plan)

Jeffrey P. Julien
Executive Vice President - Finance
and Chief Financial Officer
880 Carillon Parkway
St. Petersburg, Florida 33716
(727) 567-1000
(Name, address and telephone number,
including area code, of agent for service)
Please Send Copies of Communications To: Jonathan N. Santelli, Esq. Executive Vice President, General Counsel and Secretary 880 Carillon Parkway St. Petersburg, Florida 33716 (727) 567-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, $.01 par value	4,000,000 (3)	$83.195	$332,780,000.00	$40,332.94

(1)  The amount being registered includes an indeterminate number of shares of Common Stock which may be issuable as a result of stock splits, stock dividends and anti-dilution provisions and other terms, in accordance with Rule 416(c) under the Securities Act of 1933, as amended.

(2)  Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and (h) based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on February 28, 2019, namely $83.195.

(3)  This total represents the increase in the maximum number of shares authorized for issuance over the term of the Company’s Amended and Restated 2003 Employee Stock Purchase Plan from 7,375,000 shares, which were previously registered under the Company’s 2003 Employee Stock Purchase Plan, to 11,375,000.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The purpose of this Registration Statement is to register under the Securities Act of 1933, as amended (the “Securities Act”), 4,000,000 shares of the Registrant’s common stock, issuable pursuant to the Raymond James Financial, Inc. Amended and Restated 2003 Employee Stock Purchase Plan (the “Plan”).  As permitted by Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the selected participants in the Plan as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424(b) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                Incorporation of Documents by Reference.

By this reference, the following documents filed or to be filed by Raymond James Financial, Inc. (the “Company”) with the Commission are incorporated into and made a part of this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 filed with the Commission on November 21, 2018.

2.	The Company’s Definitive Proxy Statement for the Annual Meeting of Shareholders held February 28, 2019 filed with the Commission on January 17, 2019.

3.	The Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2018 filed with the Commission on February 8, 2019.

4.	All other reports filed pursuant to Section 13(a) and 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report referenced above.

5.	The description of the Company’s Common Stock is set forth in Exhibit 4.1 to the Company’s Quarterly Report on Form 10‑Q, filed with the Commission on August 10, 2009.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                                Description of Securities.

Not applicable.  The Company’s Common Stock is registered under Section 12 of the Exchange Act.

Item 5.                                Interests of Named Experts and Counsel.

The validity of the Common Stock issuable by the Company under its Raymond James Financial, Inc. Amended and Restated 2003 Employee Stock Purchase Plan (the “Plan”) will be passed upon for the Company by E. Michael Serbanos, Senior Vice President and General Counsel for Capital Markets, Asset Management, and Corporate Development of Raymond James Financial, Inc.  As of March 4, 2019, Mr. Serbanos holds directly and indirectly 1,833 shares of the Company’s Common Stock, 5,743 restricted stock units, and options to purchase 600 additional shares.  Of those options, none are currently exercisable.

Item 6.                                Indemnification of Directors and Officers.

The Florida Business Corporation Act, as amended (the “FBCA”), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful.  In the case of proceedings by or in the right of the corporation, the FBCA provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity.  To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the FBCA provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith.  However, the FBCA further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the FBCA or the corporation’s articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

The FBCA also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under provisions of this section.

The Company’s Amended and Restated By-Laws, as of November 30, 2017, include the following provisions in Article IV:

“Section 19. Indemnification.

(a) Mandatory Indemnification for Derivative Actions. The Company shall, except as provided in Section 22 hereof, indemnify any director or Officer of the Company made, or threatened to be made, a party or a witness to any Proceeding, by or in the right of the Company to procure a judgment in its favor by reason of (or arising in part out of) such person being or having served as (i) a director or Officer of the Company or an Affiliate of the Company, (ii) a director, officer, employee, partner, agent, manager, member, fiduciary, trustee or other representative of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, at the request of, for the convenience of, or to represent the interests of, the Company, or (iii) a Trustee of any employee benefit plan or trust or other program sponsored by the Company or any subsidiary of the Company, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, against amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, and expenses, including attorneys’ fees, incurred by such person in connection with the defense or settlement of such Proceeding, or in connection with an appeal therein, unless either (i) the Board of Directors determines that such person did not act in good faith in the reasonable belief that such action was in the best interests of the Company or other entity covered by this Section 19, or (ii) such person is adjudged in a Final Adjudication to have been guilty of conduct as to which, as a matter of law, no such indemnification may be made.

(b) Mandatory Indemnification for Non-Derivative Actions. The Company shall, except as provided in Section 22 hereof, indemnify any director or Officer of the Company made, or threatened to be made, a party or a witness to any Proceeding, other than one by or in the right of the Company to procure a judgment in its favor, brought to impose a liability or penalty on such person for an act alleged to have been committed by such person in the capacity of (i) a director or Officer of the Company or an Affiliate of the Company, (ii) a director, officer, employee, partner, agent, manager, member, fiduciary, trustee or other representative of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which such person served at the request of, for the convenience of, or to represent the interests of, the Company, or (iii) a Trustee of any employee benefit plan or trust or other program sponsored by the Company or any subsidiary of the Company, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, against judgments, fines, amounts paid in settlement and expenses, including attorneys’ fees, incurred as a result of such Proceeding, unless the Board of Directors determines that: (i) such person did not act in good faith in the reasonable belief that such action was in the best interests of the Company or other entity covered by this Section 19, or (ii) with respect to any criminal action or Proceeding, such person had reasonable cause to believe that his or her conduct was unlawful. The termination of any such Proceeding by judgment, settlement, conviction or upon a plea of nolo contendere shall not in itself disqualify such person from indemnification except in any case where such person is adjudged in a Final Adjudication to have been guilty of conduct as to which, as a matter of law, no such indemnification may be made.

(c) Right to Advancement of Expenses. The Company shall advance the payment of expenses, including attorneys’ fees, to any person entitled to indemnification hereunder in advance of the Final Adjudication of any Proceeding. Such advances shall be paid by the Company within ten (10) days after the receipt by the Company of a statement or statements from the indemnified person requesting such advance or advances from time to time together with a reasonable accounting of such expenses; provided, however, that the advancement of such expenses to an indemnified person in advance of the Final Adjudication of a Proceeding, shall be made only upon delivery to the Company of an Undertaking. Except as otherwise expressly provided in the FBCA, the Company shall not impose on an indemnified person additional conditions to the advancement of expenses or require from the indemnified person additional undertakings regarding repayment. Advancements of expenses shall not be required to be secured, shall not bear interest and shall be made without regard to the indemnified person’s ability to repay the expenses. Advancements of expenses to an indemnified person shall include any and all reasonable expenses incurred pursuing an action to enforce this right of advancement, including expenses incurred preparing and forwarding statements to the Company to support the advancements claimed. Notwithstanding the foregoing, the right to advancement of expenses shall not apply to any Proceeding against an indemnified person brought by the Company and approved by resolution of the Board of Directors adopted by the affirmative vote of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board of Directors for adoption) that alleges willful misappropriation of corporate assets by such indemnified person, wrongful disclosure of confidential information, or any other willful and deliberate breach in bad faith of such indemnified person’s duty to the Company or its shareholders.

(d) Right of Indemnitee to Bring Suit. If a claim under Subsections (a), (b) or (c) of this Section 19 is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be ten (10) days, the indemnified person may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If the indemnified person is successful in whole or in substantial part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an Undertaking, the indemnified person shall be entitled to be reimbursed for the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the indemnified person to enforce a right to indemnification hereunder (but not in a suit brought by the indemnified person to enforce a right to an advancement of expenses) it shall be a defense that the indemnified person has not met any applicable standard for indemnification set forth in these By-laws or the FBCA. In any suit by the Company to recover an advancement of expenses pursuant to the terms of an Undertaking, the Company shall be entitled to recover such expenses upon a Final Adjudication that the indemnified person has not met any applicable standard for indemnification set forth in these By-laws or the FBCA. Neither the failure of the Company (including its Board of Directors, a committee thereof or independent legal counsel) to have made a determination prior to the commencement of such suit that indemnification of the indemnified person is proper in the circumstances because the indemnified person has met the applicable standard of conduct set forth in these By-laws, nor an actual determination by the Company (including its Board of Directors, a committee thereof or independent legal counsel) that the indemnified person has not met such applicable standard of conduct, shall create a presumption that the indemnified person has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnified person, be a defense to such suit.

(e) Representation. In any instance where more than one person is entitled to reimbursement of attorneys’ fees pursuant to this Section 19, the Company shall select one attorney to serve as attorney for all such persons, unless, in the reasonable opinion of the attorney selected by the Company, a conflict of interest exists that would prevent representation by that attorney of one or more persons. Notwithstanding the foregoing provision, any person may at any time decide to be represented by an attorney of his or her choosing, at his or her own expense.

(f) Non-Exclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Section 19 shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under the FBCA or any other applicable law (common law or statutory law), these By-laws, provisions of the Articles of Incorporation, agreement, insurance policy, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity with respect to the Company and as to action in another capacity while holding such office or while employed by the Company. The Company is specifically authorized to enter into an agreement with any of its directors, officers, employees or agents providing for indemnification and advancement of expenses that may change, enhance, qualify or limit any right to indemnification or the advancement of expenses provided by this Section 19, to the fullest extent not prohibited by the FBCA or other applicable law.

(g) Continuation of Rights. The rights of indemnification and advancement of expenses provided in this Section 19 shall continue as to any person who has ceased to serve the Company in an official capacity and shall inure to the benefit of his or her spouses, heirs, executors, administrators and estates.

(h) Contract Rights. Without the necessity of entering into an express contract with any indemnified person, the obligations of the Company to indemnify an indemnified person under this Section 19, including the duty to advance expenses, shall be considered a contract right between the Company and such indemnified person and shall be effective to the same extent and as if provided for in a contract between the Company and such indemnified person. Such contract right shall be deemed to vest at the commencement of such indemnified person’s service to or at the request of the Company, and no amendment, modification or repeal of this Section 19 shall affect, to the detriment of the indemnified person and such indemnified person’s heirs, executors, administrators and estate, such obligations of the Company in connection with a claim based on any act or failure to act occurring before such modification or repeal.

(i) Intent of Section 19; Effect of Amendment. The intent of this Section 19 is to provide for indemnification to the fullest extent permitted by the FBCA and any other applicable laws of the State of Florida to any person who is deemed to have satisfied the applicable standard of conduct set forth in this Section 19. To the extent that such laws may be amended or supplemented from time to time, this Section 19 shall be amended automatically and construed so as to permit indemnification to the fullest extent, but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment. Neither an amendment nor repeal of this Section 19, nor the adoption of any provision of these By-laws inconsistent with this Section 19, shall eliminate or reduce the effect of this Section 19 in respect of any matter occurring, or action or proceeding accruing or arising or that, but for this Section 19, would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision.

(j) Definitions. The following terms shall have the respective meanings indicated when used in this Section 19:
(i) “Affiliate” of any person means any corporation, firm, association or entity that, directly or indirectly, controls, is controlled by, or is under common control with, such person. For purposes of this definition, “control” means the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

(ii) “Officer” means (i) any member of the Executive Committee of the Company from time to time, (ii) any person identified in the Company’s filings with the SEC as an “executive officer” pursuant to Rule 3b-7 under the Exchange Act, and (iii) any chairman or vice chairman, chief executive officer, chief financial officer, treasurer, president, vice-president (including any such designated as “executive” or “senior” vice presidents), chief operating officer, chief administrative officer, controller, general counsel, secretary, assistant secretary, assistant treasurer of the Company or any Affiliate.

(iii) “Proceeding” means any threatened, asserted, pending or completed claim, action, suit, investigation (including any internal investigation), inquiry, hearing, mediation, arbitration, other alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative, regulatory, arbitrative, legislative, investigative or otherwise and whether formal or informal, or any appeal of any kind therefrom, including an action initiated by the indemnified person to enforce the indemnified person’s rights to indemnification or advancement of expenses under any provision of the Articles of Incorporation, these By-laws, the FBCA or other applicable law, and whether instituted by or in the right of the Company, a governmental agency, the Board of Directors, any authorized committee thereof, a class of the Company’s security holders or any other party, and whether made pursuant to federal, state or other law, or any inquiry, hearing or investigation (including any internal investigation), whether formal or informal, whether instituted by or in the right of the Company, a governmental agency, the Board of Directors, any committee thereof, a class of the Company’s security holders, or any other party that the indemnified person believes might lead to the institution of any such proceeding.

(iv) “Final Adjudication” means a final judicial decision by a court of competent jurisdiction from which there is no further right of appeal.

(v) “Undertaking” means an undertaking in writing, by or on behalf of an indemnified person, to repay all amounts advanced if it shall ultimately be determined by a Final Adjudication that such indemnified person is not entitled to be indemnified under this Section 19.

(k) This Section 19 shall supersede any conflicting provisions contained in the corporate governance documents of any Affiliate of the Company.”

The Company has entered into indemnification agreements with its independent directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company undertakes, unless in the opinion of its counsel the matter has been settled by controlling precedent, to submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and agrees to be governed by the final adjudication of such issue.

Item 7.                                Exemption from Registration Claimed.

Not applicable.  There are no restricted securities being reoffered or resold pursuant to this Registration Statement.

Item 8.                                Exhibits.

Please see Exhibit Index, which is incorporated herein by reference.

Item 9.                                Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
4.1
Raymond James Financial, Inc. Amended and Restated 2003 Employee Stock Purchase Plan, incorporated by reference to Appendix A to Definitive Proxy Statement for the Annual Meeting of Shareholders to be held February 28, 2019, filed with the Commission on January 17, 2019.

5.1[1]	Opinion of E. Michael Serbanos, Esq., regarding legality of securities.
23.1[1]	Consent of KPMG LLP, independent registered public accounting firm.
23.2	Consent of E. Michael Serbanos, Esq. (included in Exhibit 5.1)
24.1[1]	Power of Attorney (included on signature page).

1 Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on March 4, 2019.

RAYMOND JAMES FINANCIAL, INC.

By: /s/ PAUL C. REILLY
Paul C. Reilly
Chief Executive Officer, Chairman and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints Jonathan J. Doyle, Jeffrey Julien and Jonathan N. Santelli, and each of them (so long as each such individual is an employee of Raymond James Financial, Inc. or an affiliate thereof), his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PAUL C. REILLY	Chief Executive Officer, Chairman	March 4, 2019
Paul C. Reilly	and Director (Principal Executive Officer)

/s/ THOMAS A. JAMES	Chairman Emeritus and Director	March 4, 2019
Thomas A. James

/s/ FRANCIS S. GODBOLD	Vice Chairman and Director	March 4, 2019
Francis S. Godbold

/s/ JEFFREY P. JULIEN	Executive Vice President – Finance	March 4, 2019
Jeffrey P. Julien	and Chief Financial Officer (Principal Financial Officer)

/s/ JENNIFER C. ACKART	Senior Vice President and Controller	March 4, 2019
Jennifer C. Ackart	(Principal Accounting Officer)

/s/ CHARLES G. VON ARENTSCHILDT	Director	March 4, 2019
Charles G. von Arentschildt

/s/ SHELLEY G. BROADER	Director	March 4, 2019
Shelley G. Broader

/s/ ROBERT M. DUTKOWSKY	Director	March 4, 2019
Robert M. Dutkowsky

/s/ JEFFREY N. EDWARDS	Director	March 4, 2019
Jeffrey N. Edwards

/s/ BENJAMIN C. ESTY	Director	March 4, 2019
Benjamin C. Esty

/s/ ANNE GATES	Director	March 4, 2019
Anne Gates

/s/ GORDON L. JOHNSON	Director	March 4, 2019
Gordon L. Johnson

/s/ RODERICK C. MCGEARY	Director	March 4, 2019
Roderick C. McGeary

/s/ SUSAN N. STORY	Director	March 4, 2019
Susan N. Story